UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

              ----------------------------------------------------

                                    FORM 8-K
                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1933

                                 April 21, 2006
                Date of Report (Date of earliest event reported)

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                         iWORLD PROJECTS & SYSTEMS, INC.
             (Exact name of registrant as specified in its charter)

                                    814-00689
                              (Commission File No.)

                                     Nevada
                 (State or other jurisdiction of incorporation)

                                   88-0492267
                      (IRS Employer Identification Number)

      P.O. Box 2115, Addison, TX                                      75001-2115
(Address of principal executiveoffices)                               (ZIP Code)

                                1(214)236 - 8480
          (Telephone number, including area code of agent for service)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[x] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[x] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[x] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[x] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM  8.01.  OTHER EVENTS

     During March 2006, Mr. Robert Hipple, former Chairman and Chief Executive Officer of iWorld Projects & Systems, Inc. notified directors of the Company that he was resigning from the Company. He provided the Company with no written confirmation of his resignation until April 14, 2006. The Board of Directors of the Company has now acknowledged and accepted his resignation from all positions and responsibilities associated with the Company, and has named David L. Pells, current president and director, as acting chief executive officer and secretary of the Corporation until a meeting of the Company's shareholders can be held. Mr. Hipple's resignation is considered by the Company to be effective March 31, 2006.

     In connection with the above change in management responsibilities, the Company's principal address has been moved from Florida to Texas, where a new corporate address has been established as follows:

                         iWorld Projects & Systems, Inc.
          P.O. Box 2115 Addison, TX 75001-2115 USA Tel: 1-214-236-8480

     Registrant is currently evaluating the effect of these events on the Company and is taking steps to establish new procedures for all company activities that were formerly the responsibility of Mr. Hipple, including accounting, banking, financial management and reporting, reporting to the SEC, capital raising, legal matters, and board-related activities.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 21, 2006

                                           iWORLD PROJECTS & SYSTEMS, INC.


                                         By /s/ David Pells
                                           -------------------------------------
                                           David L. Pells, President, acting CEO